EXHIBIT 99.1

Tauriga Sciences, Inc. Appoints Stella M. Sung, Ph.D. to Position of Chief Operating Officer Effective Immediately

LOS ANGELES, CA--(Marketwired - Apr 15, 2013) - Tauriga Sciences, Inc. (OTCQB: TAUG) or ("The Company" or "Tauriga") has today announced the appointment of Stella M. Sung, Ph.D. ("Dr. Sung") to the position of Chief Operating Officer ("COO") effectively immediately. In assuming this position, Dr. Sung will oversee the evaluation process and structuring of potential biotech transactions, including: due diligence, valuations, DCF modeling, and capital requirements.
Tauriga CEO Seth M. Shaw commented, "The addition of Dr. Stella Sung to the Company's core management team as Chief Operating Officer is a major achievement for the Company. Her outstanding rolodex of institutional investors and access to intriguing opportunities in the life sciences space are of great importance to the Company moving forward."
Newly appointed Tauriga Chief Operating Officer, Dr. Stella Sung stated, "I am enthusiastic about building Tauriga's portfolio of diversified assets in the health care space. Serving as the Company's COO enables me to source and structure transactions with the goal of maximizing shareholder value, and Tauriga is already creating a pipeline of potential deals."

Please see below Bio for Dr. Stella M. Sung, Chief Operating Officer -- Tauriga Sciences, Inc.:
Dr. Stella M. Sung brings almost 20 years of leadership experience in the healthcare sector as both a senior operating executive and an early stage life science venture capitalist. Dr. Sung is currently Business Development Officer of Avita Medical, a public regenerative medicine company, and Managing Director of Pearl Street Venture Fund, a life science venture fund. She previously held the position of Chief Business Officer of Cylene Pharmaceuticals, a venture-backed oncology company. Dr. Sung has served as a Managing Director or General Partner for several life science venture firms, including Coastview Capital (founded by former Amgen CEO Gordon Binder) and Oxford Bioscience Partners. She has led venture rounds of financing for seven transactions, co-founded two biotechnology companies, served on 7 Boards of Directors and served as Chairman of the Board for four biotechnology companies. Previously, she focused on life science and health care investments at Advent International, a global private equity firm that has raised over $6 billion in cumulative capital to date. Dr. Sung received her B.S. in chemistry from The Ohio State University and her Ph.D. in chemistry from Harvard University, where she was a National Science Foundation Pre-Doctoral Fellow. She earned her Harvard Ph.D. under the guidance of Professor Dudley Herschbach, the 1986 Nobel Laureate in Chemistry. (http://www.psvf.com/stella-m-sung.asp)

About Tauriga Sciences, Inc.:
Tauriga Sciences, Inc. ("the Company") is a holding company that operates in the biotechnology space, which includes medical devices and development of proprietary drug compounds. The mission of the Company is to acquire a diversified portfolio of medical technologies with the aim of providing financial and human capital resources, to unlock significant value for the shareholders. The Company's business model entails the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. The Company's new corporate website can be found at URL address (www.taurigasciences.com).

DISCLAIMER:
Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission.

For more information please contact:

Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Tauriga Sciences, Inc.
New York: +1-917-796-9926
Montreal: +1-514-840-3697